                                                                  EXECUTION COPY


================================================================================

                                                                    EXHIBIT 10.9



                                CREDIT AGREEMENT


                                   dated as of


                                 August 12, 1999


                                      among


                               WFS HOLDINGS, INC.,


                        WORLDWIDE FLIGHT SERVICES, INC.,
                                  as Borrower,


                            The Lenders Party Hereto,


                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,


                                       and


                           DLJ CAPITAL FUNDING, INC.,
                              as Syndication Agent

                           ---------------------------


                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager




================================================================================

                                                        [CS&M Ref. No. 6700-875]

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----

                                                   ARTICLE I


                                                  Definitions

SECTION 1.01.              Defined Terms..................................................................   1
SECTION 1.02.              Classification of Loans and Borrowings.........................................  37
SECTION 1.03.              Terms Generally................................................................  37
SECTION 1.04.              Accounting Terms; GAAP.........................................................  38

                                                   ARTICLE II


                                                  The Credits

SECTION 2.01.              Commitments....................................................................  38
SECTION 2.02.              Loans and Borrowings...........................................................  39
SECTION 2.03.              Requests for Borrowings........................................................  40
SECTION 2.04.              Letters of Credit..............................................................  41
SECTION 2.05.              Funding of Borrowings..........................................................  47
SECTION 2.06.              Interest Elections.............................................................  48
SECTION 2.07.              Termination and Reduction of Commitments.......................................  49
SECTION 2.08.              Repayment of Loans; Evidence of Debt...........................................  51
SECTION 2.09.              Amortization of Term Loans.....................................................  52
SECTION 2.10.              Prepayment of Loans............................................................  53
SECTION 2.11.              Fees...........................................................................  56
SECTION 2.12.              Interest.......................................................................  57
SECTION 2.13.              Alternate Rate of Interest.....................................................  58
SECTION 2.14.              Increased Costs................................................................  59
SECTION 2.15.              Break Funding Payments.........................................................  60
SECTION 2.16.              Taxes..........................................................................  61
SECTION 2.17.              Payments Generally; Pro Rata Treatment; Sharing of Set-offs....................  63
SECTION 2.18.              Mitigation Obligations; Replacement of Lenders.................................  65

                                                  ARTICLE III


                                         Representations and Warranties

SECTION 3.01.              Organization; Powers...........................................................  66
SECTION 3.02.              Authorization; Enforceability..................................................  67
SECTION 3.03.              Governmental Approvals; No Conflicts...........................................  67
SECTION 3.04.              Financial Condition; No Material Adverse Change................................  68

SECTION 3.05.              Properties.....................................................................  69
SECTION 3.06.              Litigation and Environmental Matters...........................................  69
SECTION 3.07.              Compliance with Laws and Agreements............................................  70
SECTION 3.08.              Investment and Holding Company Status..........................................  70
SECTION 3.09.              Taxes..........................................................................  70
SECTION 3.10.              ERISA..........................................................................  71
SECTION 3.11.              Disclosure.....................................................................  71
SECTION 3.12.              Subsidiaries...................................................................  72
SECTION 3.13.              Insurance......................................................................  72
SECTION 3.14.              Labor Matters..................................................................  72
SECTION 3.15.              Solvency.......................................................................  72
SECTION 3.16.              Year 2000......................................................................  73
SECTION 3.17.              Security Documents.............................................................  73

                                                   ARTICLE IV


                                                   Conditions

SECTION 4.01.              Effective Date.................................................................  74
SECTION 4.02.              Each Credit Event..............................................................  78

                                                   ARTICLE V


                                             Affirmative Covenants

SECTION 5.01.              Financial Statements and Other Information.....................................  79
SECTION 5.02.              Notices of Material Events.....................................................  82
SECTION 5.03.              Information Regarding Collateral...............................................  83
SECTION 5.04.              Existence; Conduct of Business.................................................  83
SECTION 5.05.              Payment of Obligations.........................................................  83
SECTION 5.06.              Maintenance of Properties......................................................  84
SECTION 5.07.              Insurance......................................................................  84
SECTION 5.08.              Casualty and Condemnation......................................................  84
SECTION 5.09.              Books and Records; Inspection and Audit Rights.................................  84
SECTION 5.10.              Compliance with Laws...........................................................  85
SECTION 5.11.              Use of Proceeds and Letters of Credit..........................................  85
SECTION 5.12.              Additional Subsidiaries........................................................  86
SECTION 5.13.              Further Assurances.............................................................  86
SECTION 5.14.              Interest Rate Protection.......................................................  87

                                                   ARTICLE VI


                                               Negative Covenants

SECTION 6.01.              Indebtedness; Certain Equity Securities........................................  87


SECTION 6.02.              Liens..........................................................................  91
SECTION 6.03.              Fundamental Changes............................................................  92
SECTION 6.04.              Investments, Loans, Advances, Guarantees and Acquisitions......................  93
SECTION 6.05.              Asset Sales....................................................................  96
SECTION 6.06.              Sale and Leaseback Transactions................................................  97
SECTION 6.07.              Hedging Agreements.............................................................  97
SECTION 6.08.              Restricted Payments; Certain Payments of Indebtedness..........................  98
SECTION 6.09.              Transactions with Affiliates................................................... 100
SECTION 6.10.              Restrictive Agreements......................................................... 100
SECTION 6.11.              Amendment of Material Documents................................................ 101
SECTION 6.12.              Interest Expense Coverage Ratio................................................ 102
SECTION 6.13.              Leverage Ratio................................................................. 103
SECTION 6.14.              Senior Leverage Ratio.......................................................... 104
SECTION 6.15.              Capital Expenditures........................................................... 104

                                                  ARTICLE VII


                                               Events of Default


                                                  ARTICLE VIII


                                            The Administrative Agent


                                                   ARTICLE IX


                                                 Miscellaneous

SECTION 9.01.              Notices........................................................................ 110
SECTION 9.02.              Waivers; Amendments............................................................ 112
SECTION 9.03.              Expenses; Indemnity; Damage Waiver............................................. 114
SECTION 9.04.              Successors and Assigns......................................................... 116
SECTION 9.05.              Survival....................................................................... 119
SECTION 9.06.              Counterparts; Integration; Effectiveness....................................... 120
SECTION 9.07.              Severability................................................................... 120
SECTION 9.08.              Right of Setoff................................................................ 121
SECTION 9.09.              GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS..................... 121
SECTION 9.10.              WAIVER OF JURY TRIAL........................................................... 122
SECTION 9.11.              Headings....................................................................... 122
SECTION 9.12.              Confidentiality................................................................ 122
SECTION 9.13.              Interest Rate Limitation....................................................... 123

                                    CREDIT AGREEMENT dated as of August 12,
                           1999, among WFS HOLDINGS, INC., WORLDWIDE FLIGHT SERVICES, INC., the LENDERS party hereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and DLJ CAPITAL FUNDING, INC., as Syndication Agent.

                  The parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Account Debtor" has the meaning assigned to such term in the Security Agreement.

                  "Accounts" has the meaning assigned to such term in the Security Agreement.

                  "Acquisition" means the purchase of all of the outstanding shares of capital stock of the Company by MAS Worldwide and the other transactions contemplated by the Stock Purchase Agreement.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "AMR Stock Purchase Agreement" means the Stock Purchase Agreement dated December 23, 1998, entered into among the Borrower (formerly known as MR Services Acquisition Corporation), AMR Services Holding Corporation and AMR Corp.

                  "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day (a) with respect to any Term Loan, (i) 2.50% per annum, in the case of an ABR Loan, or (ii) 3.50% per annum, in the case of a Eurodollar Loan, and (b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the end of the Borrower's most recently completed fiscal quarter, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01(a) or (b), of the Borrower's consolidated financial statements for the Borrower's second full fiscal quarter ending after the Effective Date, the "Applicable Rate" for purposes of clause
(b) above shall be the applicable rate per annum set forth below in Category 1:

=================================================================

  Leverage Ratio:       ABR Spread         Eurodollar Spread
  ---------------       ----------         -----------------
-----------------------------------------------------------------

     Category 1           2.00%                  3.00%
     ----------
    >3.50 to 1.0
-----------------------------------------------------------------

     Category 2           1.75%                  2.75%
     ----------

  >2.50 to 1.0 and
   <=3.50 to 1.0
-----------------------------------------------------------------

     Category 3           1.50%                  2.50%
     ----------
   <=2.50 to 1.0
=================================================================


                  For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the fifth day after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 (i) at any time that an Event of Default has occurred and is continuing or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans and similar commercial extensions of credit, any other fund that invests in bank loans and similar commercial extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States, provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be reasonably determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Worldwide Flight Services, Inc., a Delaware corporation.

                  "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) 85% of the Eligible Domestic Accounts Value, plus
(b) 65% of the Eligible Foreign Accounts Value, plus (c) 50% of the Eligible Equipment Value; provided that the Borrowing Base shall not include any amount pursuant to clause (c) above until the Administrative Agent has received and approved the initial appraisal of the Eligible Equipment. The Borrowing Base shall be computed as of the end of each fiscal month by the Borrower and a Borrowing Base Certificate presenting the Borrower's computation of the Borrowing Base will be delivered to the Administrative Agent promptly, but in no event later than the 15th day of the following month; provided that the Borrower may, at its option, deliver a Borrowing Base Certificate at any time (but not more frequently then once in any week) in order to establish a new Borrowing Base. The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder, absent any error in such Borrowing Base Certificate. The Administrative Agent may, in its sole discretion, from time to time (a) decrease the advance rates for the Borrowing Base, (b) establish and revise reserves reducing the amount of the Eligible Domestic Accounts Value, Eligible Foreign Accounts Value or Eligible Equipment Value and (c) impose additional eligibility criteria to be applicable to Eligible Accounts Receivable or Eligible Equipment (any such action referred to in clause (a), (b) or (c), a "Borrowing Base Adjustment"); provided that (i) Borrowing Base Adjustments shall be made only in the event that the Administrative Agent determines (whether as a result of any change in facts or circumstances or based on the completion of the Administrative Agent's ongoing due diligence review of the Borrowing Base) that the assets included in the Eligible Accounts Receivable or Eligible Equipment, or their value, or the security interests therein granted pursuant to the Security Agreement, are adversely affected by any events, conditions, contingencies or risks that are not already adequately reflected in the calculation of the Borrowing Base (including any sale or other distribution of any assets included in the Eligible Equipment), (ii) each Borrowing Base Adjustment shall bear a reasonable relationship to the event, condition or circumstance that is the basis therefor and (iii) each Borrowing Base Adjustment shall not be effective until the date that is ten Business Days after delivery of written notice thereof to the Borrower.

                  "Borrowing Base Certificate" means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent, together with all attachments contemplated thereby.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period, without duplication, (a) the additions, maintenance and improvements to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Castle Harlan" means Castle Harlan, Inc., a Delaware corporation.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person of any Equity Interest in the Borrower, other than (i) by Holdings and (ii) upon and after the Transition Date, in accordance with and subject to the limitations set forth in clause (d) of Section 6.05; (b) prior to an IPO, the failure by the CH Group to own, directly or indirectly, beneficially and of record, Equity Interests in Holdings representing more than 50% of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in Holdings; (c) after an IPO, the failure by the CH Group to own, directly or indirectly, beneficially and of record, Equity Interests in Holdings representing at least 30% of each of the aggregate ordinary voting power and the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings; (d) after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than the CH Group, of Equity Interests in Holdings representing more than the percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Holdings then owned, beneficially and of record, by the CH Group; (e) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were not (i) nominated by the board of directors of Holdings, (ii) appointed by directors so nominated or (iii) recommended by Castle Harlan; (f) the acquisition of direct or indirect Control of Holdings by any Person or group other than the CH Group pursuant to any contract or agreement; or (g) the occurrence of a "Change of Control" (or any analogous event), as defined in the Senior Notes Documents or Subordinated Debt Documents.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CH Group" means (a) Castle Harlan, (b) any Affiliate of Castle Harlan (including CHP III or any other fund or managed account that is an Affiliate of Castle Harlan, so long as it is such an Affiliate) and (c) any employees, management or directors of any of the foregoing Persons, and any trust or individual retirement account for the benefit of any such employee, management or director, or members of their immediate families, and any other Person Controlled by any such employee, manager or director.

                  "CHP III" means Castle Harlan Partners III, L.P., a Delaware limited partnership.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                  "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement duly executed and delivered on behalf of such Loan Party (except, with respect to the Security Agreement, Holdings) or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Loan Party;

                  (b) all outstanding Equity Interests of the Borrower and each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting stock of any Foreign Subsidiary) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Administrative Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

                  (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property,
         (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by
         Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

                  (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Commitment" means a Revolving Commitment or Term Commitment, or any combination thereof (as the context requires).

                  "Company" means Miami Aircraft Support, Inc., a Delaware corporation.

                  "Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum of (i) the interest expense (including commitment fees, letter of credit fees and imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus
(iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense and other taxes based on net income for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) management fees paid to Castle Harlan pursuant to the Management Agreement, as contemplated by clause
(v) of Section 6.08(a), and (v) any extraordinary losses for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP. For purposes of calculating Consolidated EBITDA for any period (each, a "Reference Period") in connection with a determination of the Leverage Ratio or the Senior Leverage Ratio for such period, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Borrower or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available); provided that such pro forma calculations shall not give effect to operating expense reductions and other cost savings, other than as approved by the Administrative Agent. As used in this definition, "Material Acquisition" means any Permitted Acquisition or series of related Permitted Acquisitions that involves consideration (including any noncash consideration) with a fair market value in excess of $2,500,000; and "Material Disposition" means any disposition of property or series of related dispositions of property that involves assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Subsidiary.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings during such period as though such charge, tax or expense had been incurred by the Borrower, to the extent that the Borrower has made or would be entitled under the Loan Documents to make any payment to or for the account of Holdings in respect thereof), provided that there shall be excluded from such net income or loss (a) the income of any Person (other than the Borrower or a Subsidiary) in which any other Person (other than the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries by such Person during such period, and (b) the income or loss of any Person accrued prior to the date on which it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date on which such Person's assets are acquired by the Borrower or any Subsidiary.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Deferred Payment" means the "Deferred Payment Amount" referred to in Section 2(f)(ii) of the AMR Stock Purchase Agreement.

                  "Dilution Factors" means, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits to Accounts for such period.

                  "Dilution Ratio" means, as of any date of determination, the amount (expressed as a percentage) equal to (a) the aggregate amount of Dilution Factors for the period of 12 consecutive months most recently ended, divided by
(b) gross sales (excluding intercompany sales) for such period; provided that, until the Administrative Agent adjusts the Dilution Ratio based upon its evaluation of the Dilution Factors, the Dilution Ratio shall be 5%.

                  "Dilution Reserve" means, with respect to any amount of Eligible Accounts Receivable as of any date of determination, the Dilution Ratio multiplied by such amount of Eligible Accounts Receivable.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Earnout" means, (a) the Deferred Payment and any initially contingent payment obligation related to a Permitted Acquisition, including earnout payments, purchase price adjustments, deferred purchase price payments and bonuses and other forms of compensation to employees or consultants, in each case so long as such payment obligations are (i) contingent, at the time such obligation is incurred or entered into, and subject to adjustment based on the performance of the Person and/or assets so acquired, (ii) not Guaranteed or subject, at the time such obligation is entered into, to any minimum payment, in whole or in part, by Holdings, the Borrower or any of their Subsidiaries, (iii) not evidenced by a promissory note or secured by a Lien on any assets of Holdings, the Borrower or any of the Subsidiaries and
(iv) the Borrower and/or its Subsidiary which is the obligor with respect to such payment obligation has the right, pursuant to the terms of the document or instrument evidencing or creating the Earnout, to defer any payment thereon during the continuance of, or if such payment would cause, a Default hereunder or (b) the portion of a payment obligation described in clause (a) which has become fixed and matured.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Eligible Accounts Receivable" means, as of any date of determination, all Accounts that satisfy the following criteria as of such date:

                  (a) all payments on such Account are by the terms of such Account due not later than 90 days after the date of the original invoice relating thereto;

                  (b) such Account has been invoiced (or has been posted on the internal accounting ledger of the Borrower and the Subsidiaries and will be invoiced within five days of such posting) and is not, and not more than 50% of the aggregate amount of Accounts from the same Account Debtor and any Affiliates thereof are, more than 90 days past the original invoice date (and, for purposes of determining the aggregate amount of such Accounts that are more than 90 days past the original invoice date, any net credit balances owing to the applicable Account Debtor and its Affiliates in respect of such Accounts shall be disregarded);

                  (c) such Account is denominated in dollars;

                  (d) such Account arose from a completed, outright and lawful sale of goods or from the completed performance and acceptance of services rendered by the Borrower or a Subsidiary Loan Party;

                  (e) such Account is owned solely by the Borrower or a Subsidiary Loan Party, is subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement and is not subject to any other Lien;

                  (f) such Account arose in the ordinary course of business of the Borrower or a Subsidiary Loan Party and, to the best knowledge of the Borrower, no event of death, bankruptcy, insolvency or inability to pay creditors generally of the Account Debtor thereunder has occurred, and no notice thereof has been received;

                  (g) with respect to such Account, the Account Debtor (i) is not Holdings, the Borrower, a Subsidiary or an Affiliate of any thereof, and (ii) is not the Federal government of the United States of America (or any agency or instrumentality thereof); provided that up to $5,000,000 of Accounts that otherwise would be excluded by reason of clause (ii) above shall not be excluded to the extent that the Borrower or Subsidiary Loan Party, as applicable, has taken all action necessary to assign the applicable Accounts to the Administrative Agent in accordance with the Assignment of Claims Act of 1940, as amended, in a manner satisfactory to the Administrative Agent;

                  (h) such Account constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Account is located;

                  (i) such Account complies in all material respects with the requirements of all applicable laws and regulations;

                  (j) with respect to such Account, the Account Debtor has not been disapproved by the Administrative Agent based upon the creditworthiness of such Account Debtor;

                  (k) such Account is in full force and effect and constitutes a legal, valid and binding obligation of the Account Debtor enforceable in accordance with its terms;

                  (l) such Account is not for goods sold or services rendered under a purchase order or pursuant to an agreement or understanding (written or oral) indicating that any Person other than the Borrower or a Subsidiary Loan Party has or has had or is purported to have or have had an ownership interest in such goods or to have rendered such services, as subcontractor or otherwise;

                  (m) the Account Debtor with respect to such Account (i) is not a creditor of the Borrower or any Subsidiary unless such Account Debtor has executed a no-offset letter reasonably satisfactory to the Administrative Agent and (ii) has not asserted that such Account is, and the Borrower is not aware of any basis upon which such Account could be, subject to any defense, offset, deduction, credit or dispute (but an Account shall not be excluded pursuant to this clause (ii) to the extent, if any, of any portion thereof that is not asserted to be, and the Borrower is not aware of any basis upon which such portion of such Account could be, so subject);

                  (n) such Account is not payable from an office located in Minnesota or New Jersey unless the Borrower or the applicable Subsidiary Loan Party (i) has received a certificate of authority to do business in and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; and

                  (o) such Account is not subject to any credit for advance payments or deposits of any Account (but any Account that is so subject shall be excluded only to the extent of the amount of such advance payments or deposits).

Notwithstanding the foregoing, all Accounts of any single Account Debtor and its Affiliates which, in the aggregate, exceed 20% (or, in the case of an Account Debtor that has long-term debt securities, that are unsecured and are not subject to any credit support, rated BBB- or better by S&P or Baa3 or better by Moody's, 30%) of the total amount of all Eligible Accounts Receivable at the time of any determination, shall be deemed not to be Eligible Accounts Receivable to the extent of such excess. The percentage limitation set forth in the preceding sentence must be satisfied when applied to the amount of Eligible Accounts Receivable after excluding all Accounts required to be excluded by such percentage limitation.

                  "Eligible Domestic Accounts Value" means, as of any date of determination, the excess of (a) the aggregate amount of the Eligible Accounts Receivable (excluding Foreign Accounts) as of such date, minus (b) the Dilution Reserve with respect thereto.

                  "Eligible Equipment" means, as of any date of determination, all Equipment that satisfies the following criteria as of such date:

                  (a) such Equipment is owned solely by the Borrower or a Subsidiary Loan Party, is subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement and is not subject to any other Lien;

                  (b) such Equipment is located in the United States of America and is in the possession of the Borrower or a Subsidiary Loan Party;

                  (c) such Equipment is in good working order and condition, ordinary wear and tear excepted; and

                  (d) such Equipment (i) constitutes "equipment" within the meaning of the Uniform Commercial Code of the state in which such Equipment is located, (ii) is not a Fixture (as defined in the Security Agreement) and (iii) is not an accession to or otherwise a part of any other asset that does not constitute Eligible Equipment.

                  "Eligible Equipment Value" means, as of any date of determination, the gross book value of all Eligible Equipment as of such date multiplied by the Equipment Valuation Ratio as of such date.

                  "Eligible Foreign Accounts Value" means, as of any date of determination, the lesser of (a) the excess of (i) the aggregate amount of the Eligible Accounts Receivable as of such date that are Foreign Accounts, minus
(ii) the Dilution Reserve with respect thereto, and (b) $10,000,000.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equipment" means the ground equipment of the Borrower and the Subsidiary Loan Parties used to provide aircraft and airport support services, excluding office equipment, computer equipment, furniture and leasehold improvements.

                  "Equipment Valuation Ratio" means, as of any date of determination, the amount (expressed as a percentage) equal to (a) the orderly liquidation value of the Equipment of the Borrower and the Subsidiary Loan Parties as most recently determined by an appraisal thereof arranged by and reasonably satisfactory to the Administrative Agent, divided by (b) the gross book value of the Equipment so appraised.

                  "Equity Financing" means (a) $35,000,000 in aggregate principal amount of pay-in-kind debt securities of Holdings that are subordinated to the Obligations on terms acceptable to the Administrative Agent and (b) $500,000 of investments in shares of common stock of Holdings that, in each case, unless the Borrower has issued the Senior Notes on or prior to the Effective Date, Persons included in the CH Group (in the case of the debt securities referred to in clause (a)) or members of management of the Borrower (in the case of the common stock referred to in clause (b)) shall purchase from Holdings prior to the Acquisition and the gross cash proceeds of which Holdings shall contribute as common equity to the Borrower.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Availability" means, at any time, the Borrowing Base then in effect minus the total Revolving Exposures at such time.

                  "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

                  (a) the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries increased during such fiscal year; minus

                  (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such fiscal year; minus

                  (e) Capital Expenditures for such fiscal year (except (i) to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness or (ii) Capital Expenditures made pursuant to the first proviso of Section 2.10(c)); minus

                  (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.10(a), 2.10(c) or 2.10(d), and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized, managed or controlled or in which its principal office is located, or by any jurisdiction in which such recipient is subject to tax other than as a result of the transactions contemplated by the Loan Documents or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.16(a), or (ii) is attributable to or would not have been imposed but for such Foreign Lender's failure to comply with Section 2.16(e).

                  "Existing Credit Agreement" means the Revolving Credit and Term Loan Agreement dated as of March 31, 1999, by and among the Borrower (f/k/a MR Services Acquisition Corporation), Holdings, the banks party thereto and BankBoston, N.A., as agent.

                  "Existing Preferred Stock" means the Series A preferred stock of Holdings, liquidation preference $10 per share.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Financing Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Loan Party of the Senior Notes Documents to which it is to be a party, the issuance of the Senior Notes and the use of the proceeds thereof and (c) the Equity Financing.

                  "Foreign Account" means any Account that is not a Domestic Account. For purposes hereof, an Account is a "Domestic Account" if such Account is either (a) both (i) owing from an Account Debtor with a principal place of business in the United States of America and (ii) payable from an office located in the United States of America or (b) owing from an Account Debtor that, in the reasonable judgment of the Borrower, (i) is subject to jurisdiction within the United States of America and (ii) has sufficient (in relation to its obligations) assets located in the United States of America. For purposes of determining whether an Account Debtor satisfies the requirement of clause (b)(i) above, the Borrower may presume that such Account Debtor is subject to jurisdiction in the United States of America if such Account Debtor conducts business in the United States of America and either owns or leases real property in the United States of America or has employees in the United States of America. In the event that the Administrative Agent notifies the Borrower that it disputes that one or more Accounts meet the criteria set forth in clause (b) above, the Borrower shall be required to demonstrate, to the reasonable satisfaction of the Administrative Agent, compliance with such clause
(b)(i) and, in the event that the Borrower fails to so demonstrate such compliance, the Administrative Agent may, by notice to the Borrower, exclude such Account as a Domestic Account, and reclassify such Account as a Foreign Account.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee Agreement" means the Guarantee Agreement, substantially in the form of Exhibit C, among Holdings, the Subsidiary Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Holdings" means WFS Holdings, Inc., a Delaware corporation.

                  "Holdings Subordinated Debt" means debt securities of Holdings
(a) that are subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent, (b) the terms of which do not provide for any maturity, amortization, sinking fund payment, mandatory redemption, other required repayment or repurchase of, or cash interest or other similar payment with respect to, such debt securities, in each case prior to the Term Maturity Date (or, if the Transition Date has occurred, the Revolving Maturity Date), (c) that have other terms (including covenants and events of default) reasonably satisfactory to the Required Lenders and (d) that are issued to Persons included in the CH Group in connection with a Specified Investment, provided that the Net Proceeds of any such issuance of such debt securities shall be contributed by Holdings to the Borrower as common equity substantially contemporaneously with the consummation of such Specified Investment.

                  "Holdings Subordinated Debt Documents" means all instruments, agreements, indentures or other documents evidencing or governing any Holdings Subordinated Debt or providing for any Guarantee or other right in respect thereof.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or liabilities with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable and current accrued liabilities, in each case incurred in the ordinary course of business, and (ii) Earnouts), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

     "Information Memorandum" means the Confidential Information Memorandum dated July 1999 relating to the Borrower and the Transactions.

     "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.06.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "IPO" means an underwritten initial public offering of voting common stock of Holdings as a direct result of which at least 20% of the aggregate voting common stock of Holdings is beneficially owned by Persons other than the CH Group.

     "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank including, without limitation, Chase Manhattan Bank Delaware, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

     "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the other Security Documents.

     "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan
Parties.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

     "Management Agreement" means the Management Agreement dated as of March 31, 1999, by and between Castle Harlan and the Borrower.

     "MAS Worldwide" means MAS Worldwide Holding Corporation, a Delaware corporation.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets or condition (financial or otherwise) of Holdings, the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its payment obligations under any Loan Document or to perform its other material obligations under the Loan Documents or (c) the remedies available to the Lenders under the Loan Documents.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Administrative Agent.

     "Mortgaged Property" means each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of
(b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next two succeeding years and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of Holdings or the Borrower).

     "Net Working Capital" means, at any date, (a) the sum of consolidated current assets and non-current deferred income tax assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the sum of the consolidated current liabilities and non-current deferred income tax liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

     "Non-Consenting Lender" means any Lender that has not approved or consented to a waiver, amendment or modification pursuant to Section 9.02 hereof which waiver, amendment or modification is required to be approved or consented to by all of the Lenders or each of the Lenders affected thereby and shall have been approved by the Required Lenders.

     "Obligations" has the meaning assigned to such term in the Security Agreement.

     "Other Taxes" means any and all current or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate in the form of Annex 1 to the Security Agreement or any other form approved by the Administrative Agent.

     "Permitted Acquisition" means any acquisition (other than the Acquisition) by the Borrower or any Subsidiary of all or substantially all the assets of, or at least 80% of the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default shall have occurred and be continuing, (b) the principal business of such Person shall be reasonably related, ancillary or complementary, to a business in which the Borrower and its Subsidiaries were engaged on the Effective Date, (c) at least 80% of the Equity Interests of each Subsidiary formed for the purpose of or resulting from such acquisition shall be owned directly or indirectly by the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.12 and 5.13 have been taken, (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition (without giving effect to any cost savings, other than as approved by the Administrative Agent), with the covenants contained in Sections 6.12, 6.13 and 6.14 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of each relevant period for testing such compliance, (e) unless and until the Transition Date has occurred, the Senior Leverage Ratio, calculated on a pro forma basis after giving effect to such acquisition (without giving effect to any cost savings, other than as approved by the Administrative Agent), shall be less than 3.75 to 1.00, recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms, and assuming that any Revolving Loans borrowed in connection with such acquisition are repaid with excess cash balances when available) had occurred on the first day of each relevant period for testing such compliance, and (f) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c), (d) and (e) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (d) and (e) above.

     "Permitted Encumbrances" means:

     (a) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 5.05;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than

  30 days or are being contested in compliance with Section 5.05;

     (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, old age pension and other social security laws or regulations;

     (d) deposits to secure the performance of bids, trade contracts, insurance contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

     (f) easements, zoning restrictions, rights-of-way, restrictions on the use of real property and defects and irregularities in the title thereto and similar encumbrances, in each case on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

     (g) any interest or title of a lessor of property leased to the Borrower or any of its Subsidiaries, or any encumbrances on any such interest or title of such lessor, to the extent such lease is permitted hereby;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Investments" means (a) securities issued by, or unconditionally guaranteed or insured by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof ("Government Obligations"); (b) marketable direct obligations issued by any state of the United States of America or any political subdivision thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (c) commercial paper and variable or fixed rate notes maturing no more than six months from the acquisition thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or banker's acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (d) above; (f) federally tax exempt securities rated "A" or better by S&P or "A2" or better by Moody's; (g) investments in money market funds with assets of $100,000,000 or greater which invest substantially all of their assets in securities of the types described in clauses (a) through (f) above; and (h) in the case of Foreign Subsidiaries, investments that are substantially equivalent to the foregoing investments described in clauses (a) through (g) above that are available in the local currency.

     "Permitted Preferred Stock" means any preferred stock issued by Holdings that is not Disqualified Stock. For purposes of the foregoing "Disqualified Stock" means any capital stock that by its terms (or by the terms of any agreement relating thereto or any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable (whether upon the happening of any contingency or otherwise), whether pursuant to a sinking fund obligation or otherwise, prior to the Term Maturity Date (or, if the Transition Date has occurred, the Revolving Maturity Date), (b) is convertible or exchangeable for Indebtedness or Disqualified Stock prior to the Term Maturity Date (or, if the Transition Date has occurred, the Revolving Maturity Date), (c) requires the payment of dividends prior to the Term Maturity Date (or, if the Transition Date has occurred, the Revolving Maturity Date) other than dividends payable solely in additional shares of common stock or Permitted Preferred Stock of Holdings or
(d) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part, whether upon the happening of any contingency or otherwise, prior to the Term Maturity Date (or, if the Transition Date has occurred, the Revolving Maturity Date).

     "Permitted Subordinated Indebtedness" has the meaning assigned to such term in clause (viii) of Section 6.01(a).

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit E, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

     "Prepayment Event" means:

     (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (d) and (e) of Section 6.05; or

     (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied, or committed pursuant to an agreement (including any purchase orders) to be applied, to repair, restore or replace such property or asset within 180 days after such event; or

     (c) the issuance by Holdings, the Borrower or any Subsidiary of any Equity Interests, or the receipt by Holdings, the Borrower or any Subsidiary of any capital contribution, other than any such issuance of Equity Interests to, or receipt of any such capital contribution from, Holdings, the Borrower or a Subsidiary, other than (i) pursuant to an IPO after the Transition Date, (ii) stock options, warrants or other rights to acquire stock awarded to employees, consultants, agents, officers and directors (or any trust or individual retirement account for the benefit of any such Person) pursuant to incentive compensation plans or agreements; provided that the Net Proceeds received by Holdings, the Borrower and its Subsidiaries in connection with all such options, warrants and rights do not exceed, in the aggregate,

  $1,000,000, (iii) Specified Equity Investments, (iv) sales or issuances of its stock, options, warrants, or other rights for the purchase of its Equity Interests, the Net Proceeds of which in the aggregate do not exceed, for all such sales and issuances after the Effective Date, $5,000,000, (v) the issuance of common stock of Holdings pursuant to the exercise of the warrant issued by Holdings to AMR Corp., (vi) the sale or issuance of stock or other equity instruments to the Persons and in the amounts set forth on Schedule 1.01(a) hereto and (vii) shares of common stock of the Borrower issued to Holdings and any Equity Interests of any Subsidiary issued to the Borrower or to another Subsidiary; or

     (d) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Sections 6.01(a)(i), (iv), (v), (vi),
  (vii), (ix), (x), (xi), (xii) and (xiii).

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Register" has the meaning set forth in Section 9.04(c).

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

     "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing in the aggregate more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

     "Revolving Acquisition Loan" means any Revolving Loan to the extent that the proceeds are used or are to be used to finance the Acquisition or a Permitted Acquisition.

     "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

     "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $100,000,000.

     "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

     "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

     "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

     "Revolving Maturity Date" means March 31, 2005.

     "Revolving Working Capital Loan" means any Revolving Loan that is not a Revolving Acquisition Loan.

     "S&P" means Standard & Poor's Rating Service.

     "Secured Parties" has the meaning assigned to such term in the Security Agreement.

     "Security Agreement" means the Security Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

     "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

     "Senior Leverage Ratio" means, on any date, the ratio of (a) Total Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).

     "Senior Notes" means the senior notes to be issued by the Borrower in the aggregate principal amount of not less than $100,000,000 and the Indebtedness represented thereby.

     "Senior Notes Documents" means the indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.

     "Specified Investment" means any cash investment in Holdings made in the form of a common equity investment or the issuance by Holdings of Permitted Preferred Stock or Holdings Subordinated Debt, in each case to the extent that the Net Proceeds therefrom are promptly (a) contributed by Holdings to the Borrower as a common equity investment and (b) applied by the Borrower (directly or through a Subsidiary) to pay cash consideration for a Permitted Acquisition or to make an investment in one or more Foreign Subsidiaries or to make an investment described in clause (o) of Section 6.04, in each case in accordance with Section 6.04; provided that upon or prior to such investment the Borrower notifies the Administrative Agent of the amount thereof and the application of the proceeds therefrom.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of May 28, 1999, among MAS Worldwide Holding Corporation, Anthony Romeo and Charles Micale.

     "Subordinated Debt Documents" means the indenture under which any Permitted Subordinated Indebtedness is issued and all other instruments, agreements and other documents evidencing or governing any Permitted Subordinated Indebtedness or providing for any Guarantee or other right in respect thereof.

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

     "Subsidiary" means any subsidiary of the Borrower. For purposes of the representations and warranties made herein on the Effective Date and the conditions specified in Section 4.01, the term "Subsidiary" includes each of the Company and its subsidiaries.

     "Subsidiary Loan Party" means any Subsidiary that is not a Foreign Subsidiary.

     "Syndication Agent" means DLJ Capital Funding, Inc., in its capacity as syndication agent for the Lenders hereunder.

     "Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. The initial amount of each Lender's Term Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $50,000,000.

     "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

     "Term Loan" means a Loan made pursuant to clause (a) of Section 2.01.

     "Term Maturity Date" means March 31, 2006.

     "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP, determined on a consolidated basis.

     "Total Senior Indebtedness" means, as of any date, (a) Total Indebtedness as of such date minus (b) the portion of the Total Indebtedness as of such date represented by Indebtedness that is subordinated to the Indebtedness created under the Loan Documents, including any Permitted Subordinated Indebtedness.

     "Transactions" means the Acquisition and the Financing Transactions.

     "Transition Date" means (a) the Effective Date, if the Senior Notes are issued on or prior to the Effective Date, or (b) if the Senior Notes are not issued on or prior to the Effective Date, the date on which the Senior Notes are issued.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

     SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

     SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Commitment, provided that if the Senior Notes are issued on or prior to the Effective Date, no Term Borrowings shall be permitted, and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that (i) will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment and (ii) on and after the Transition Date, will not result in the total Revolving Exposures exceeding the Borrowing Base then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

     SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.13, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, provided that the Administrative Agent may, in its discretion, require that all Borrowings made on the Effective Date shall be ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Term Maturity Date, as applicable.

     SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00
(noon), New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

     (i) whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

     (ii) the aggregate amount of such Borrowing;

     (iii) the date of such Borrowing, which shall be a Business Day;

     (iv) subject to the proviso to the first sentence of Section 2.02(b), whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

     (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

     (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05; and

     (vii) in the case of a Revolving Borrowing, whether such Borrowing is comprised of Revolving Acquisition Loans or Revolving Working Capital Loans or a combination thereof (in which case the Borrower shall specify the amount of Revolving Acquisition Loans and the amount of Revolving Working Capital Loans comprising such Borrowing).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no election is made as to whether a Revolving Borrowing is comprised of Revolving Acquisition Loans or Revolving Working Capital Loans or a combination thereof, then the requested Borrowing shall be comprised of Revolving Working Capital Loans. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the date that is five Business Days prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such

Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000, (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments and
(iii) on and after the Transition Date, the total Revolving Exposures shall not exceed the Borrowing Base then in effect.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the

Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received written notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives written notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10(b), and any such cash collateral so deposited and held by the Administrative Agent hereunder shall constitute part of the Borrowing Base for purposes of determining compliance with Section 2.10(b). Each such deposit pursuant to this paragraph or Section 2.10(b) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the Borrower's direction (but only in Permitted Investments, and subject to the discretion of the Administrative Agent to decline to make investments) and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within one Business Day after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10(b) and no Event of Default shall have occurred and be continuing.

     SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. If the Borrower pays such amount to the Administrative Agent, such payment shall not release such Lender from any obligation it may have to the Borrower hereunder.

     SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. Conversions or continuations of Revolving Borrowings shall have no effect on the status of the Revolving Loans comprising such Borrowings as Revolving Acquisition Loans or Revolving Working Capital Loans.

     SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date, provided that if the Senior Notes are issued on or prior to the Effective Date, the Term Commitments shall immediately terminate at the time of such issuance, and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with
Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

     (c) If any prepayment of Term Borrowings is or would be required pursuant to Section 2.10 due to an event described in clause (a) or (b) of the definition of the term Prepayment Event but cannot be made because there are no Term Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Borrowings, then, on the date that such prepayment is required, the Revolving Commitments shall be reduced by an aggregate amount equal to the amount of the required prepayment, or the excess of such amount over the outstanding amount of Term Borrowings, as the case may be.

     (d) On the Transition Date, the Revolving Commitments shall be reduced to $75,000,000.

     (e) The Revolving Commitments shall be reduced on each date set forth below in the aggregate amount set forth opposite such date:


          Date                    Amount
          ----                    ------

          September 30, 2002      $ 5,000,000

          March 31, 2003          $ 5,000,000

          September 30, 2003      $ 7,500,000 (or, if the Transition Date has occurred,
                                  $5,000,000)

          March 31, 2004          $10,000,000 (or, if the Transition Date has occurred,
                                  $5,000,000)

          September 30, 2004      $12,500,000 (or, if the Transition Date has occurred,
                                  $5,000,000)

     (f) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section, or any required reduction of the Revolving Commitments under paragraph (c) or (d) of this Section, at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

     SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof, the Interest Period applicable thereto and, in the case of Revolving Loans, whether such Loan is a Revolving Acquisition Loan or a Revolving Working Capital Loan (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.09. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                        Date                         Amount
                        ----                         ------

                  December 31, 1999                 $250,000
                  March 31, 2000                    $250,000
                  June 30, 2000                     $250,000
                  September 30, 2000                $250,000

                  December 31, 2000                 $250,000
                  March 31, 2001                    $250,000
                  June 30, 2001                     $250,000
                  September 30, 2001                $250,000

                  December 31, 2001                 $250,000
                  March 31, 2002                    $250,000
                  June 30, 2002                     $250,000
                  September 30, 2002                $250,000

                  December 31, 2002                 $250,000
                  March 31, 2003                    $250,000
                  June 30, 2003                     $250,000
                  September 30, 2003                $250,000

                  December 31, 2003                 $250,000
                  March 31, 2004                    $250,000
                  June 30, 2004                     $250,000
                  September 30, 2004                $250,000

                  December 31, 2004               $2,500,000
                  March 31, 2005                  $2,500,000
                  June 30, 2005                   $2,500,000
                  September 30, 2005              $2,500,000

                  December 31, 2005               $5,000,000
                  March 31, 2006                 $30,000,000

     (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

     (c) Any prepayment of a Term Borrowing shall be applied to reduce all remaining scheduled repayments of the Term Borrowings to be made pursuant to this Section ratably. If the initial aggregate amount of the Lenders' Term Commitments exceeds the aggregate principal amount of Term Loans that are made on the Effective Date, then the scheduled repayments of Term Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.

     (d) Prior to any repayment of any Term Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

     SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

     (b) In the event and on each occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess. On and after the Transition Date, in the event and on each occasion that the total Revolving Exposures exceeds the Borrowing Base then in effect, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

     (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds (or, in the case of an event described in clause (c) of the definition of the term Prepayment Event that is an IPO, 50% of such Net Proceeds), provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply, or to enter into agreements (including purchase orders) to apply, the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets (including intangible assets associated with such tangible assets) to be used in the business of the Borrower and the Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided further that the Borrower shall not be required to prepay Term Borrowings pursuant to this paragraph (c) in an aggregate principal amount less than $250,000 and, in the event that any prepayment would be required in an amount less than $250,000, the amount of the required prepayments shall accumulate until the aggregate principal amount of prepayments so required and that have not yet been made equals or exceeds $250,000, at which time prepayment shall be required equal to the sum of all accumulated amounts. If the Senior Notes are not issued on or prior to the Effective Date and any prepayment of Term Borrowings is required pursuant to the first sentence of this paragraph (c) prior to the Transition Date but cannot be made because there are no Term Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of the Term Borrowings, then, on the date that such prepayment is required, Revolving Borrowings shall be prepaid in an aggregate amount equal to such required prepayment, or the excess of such amount over the outstanding amount of Term Borrowings, as the case may be. If the Senior Notes are not issued on or prior to the Effective Date, then (i) the Borrower shall prepay all Term Borrowings outstanding on the Transition Date, (ii) if the Transition Date occurs prior to the nine month anniversary of the Effective Date, and following the repayment in full of all outstanding Term Borrowings, the Borrower may (subject to the limitations set forth in Section 6.08(a)) apply any remaining Net Proceeds from the issuance of the Senior Notes to make a Restricted Payment in accordance with clause (vi) of
Section 6.08(a), and (iii) to the extent that the amount of Net Proceeds from the issuance of the Senior Notes exceeds the sum of the amounts applied pursuant to clauses (i) and (ii) above, such excess Net Proceeds shall be applied to prepay Revolving Borrowings. Following the Transition Date, if any prepayment of Term Borrowings would be required pursuant to the first sentence of this paragraph
(c) due to an event described in clause (a), (b) or (d) of the definition of the term Prepayment Event but cannot be made because there are no Term Borrowings outstanding, then, on the date that such prepayment would be required, Revolving Borrowings shall be prepaid in an aggregate amount equal to such required prepayment.

     (d) If the Senior Notes are not issued on or prior to the Effective Date, then, prior to the Transition Date and following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2000, the Borrower shall prepay Term Borrowings in an aggregate amount equal to the excess, if any, of (i) 50% of Excess Cash Flow for such fiscal year minus (ii) the aggregate principal amount of Term Borrowings prepaid during such fiscal year pursuant to Section 2.10(a). If the Senior Notes are not issued on or prior to the Effective Date, then, prior to the Transition Date, if any prepayment of Term Borrowings is required pursuant to the preceding sentence but cannot be made because there are no Term Borrowings outstanding, or because the amount of the required prepayment exceeds the outstanding amount of the Term Borrowings, then, on the date that such prepayment is required, Revolving Borrowings shall be prepaid in an aggregate amount equal to such required prepayment, or the excess of such amount over the outstanding amount of Term Borrowings, as the case may be. Each prepayment pursuant to this paragraph shall be made within three Business Days of the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

     (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(f) of this Section. In the event of any optional or mandatory prepayment of Revolving Borrowings made at a time when both Revolving Acquisition Loans and Revolving Working Capital Loans remain outstanding, the amount of any such prepayment shall be deemed to have been applied first to prepay Revolving Acquisition Loans and second, to the extent of any excess, to prepay Revolving Working Capital Loans.

     (f) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that, if a notice of optional prepayment of any Loans is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

     SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable

Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

     SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

     SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein (other than any condition relating to Taxes, as to which Section 2.16 shall apply);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. Each Lender or the Issuing Bank, as applicable, shall calculate any amounts owing to it under this Section in the same manner as it calculates amounts owing to it from other borrowers in similar circumstances. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (excluding any loss of margin or anticipated profits). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

     SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled (or would be so entitled upon delivery of the documentation described below) to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender either (i) has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation or (ii) is otherwise aware of the availability of such exemption.

     (f) If the Administrative Agent or a Lender determines in good faith, but in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.16(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14,
2.15 or 2.16, or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments (or any payments received by the Administrative Agent in respect of Obligations from any Guarantor or otherwise) received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in

LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder or is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

     Each of Holdings and the Borrower represents and warrants to the Lenders that:

     SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and the Subsidiaries is duly organized, validly existing and (except as set forth in Schedule 3.01) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) except as set forth in Schedule 3.03, do not require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate in any material respect any applicable law or regulation and will not violate the charter, by-laws or other organizational documents of Holdings, the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings, the Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of the Subsidiaries, except to the extent that such violations, defaults and payments, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents.

     SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal years ended December 31, 1997 and 1998, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for each fiscal quarter and each portion of the fiscal year ended subsequent to December 31, 1998, and for each fiscal month preceding the Effective Date since the last fiscal quarter for which financial statements have been provided, in each case certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

     (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of June 30, 1999, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) is based on the best information available to Holdings and the Borrower after due inquiry, (iii) accurately reflects in all material respects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of June 30, 1999, as if the Transactions had occurred on such date.

     (c) The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Company and its subsidiaries (i) as of and for the fiscal years ended December 31, 1996, 1997 and 1998, reported on by KPMG LLP, independent public accountants, and (ii) as of and for each fiscal quarter and each portion of the fiscal year ended subsequent to December 31, 1998, and for each fiscal month preceding the Effective Date since the last fiscal quarter for which financial statements have been provided, in each case certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (d) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings, the Borrower or the Subsidiaries has, as of the Effective Date, any material contingent liabilities.

     (e) Since March 31, 1999, there has been no material adverse change in the business, operations, assets, or condition (financial or otherwise) of Holdings, the Borrower and the Subsidiaries, taken as a whole.

     (f) As of the Effective Date, since December 31, 1998, there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

     SECTION 3.05. Properties. (a) Each of Holdings, the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of Holdings, the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business, and the use thereof by Holdings, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of the Subsidiaries as of the Effective Date after giving effect to the Transactions.

     SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against Holdings, the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.08. Investment and Holding Company Status. None of Holdings, the Borrower or any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09. Taxes. Except as set forth on Schedule 3.09, each of Holdings, the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed (in each case, after giving effect to any extensions) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur under applicable law, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 3.11. Disclosure. The Borrower has disclosed (including disclosures contained in the offering memorandum in respect of the Senior Notes, true and complete copies of which have been delivered to the Lenders) to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of the Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading in any material respect, provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.12. Subsidiaries. Holdings does not have any subsidiaries other than the Borrower and the Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

     SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums required to be paid in respect of such insurance have been paid. Holdings and the Borrower believe that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate.

     SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits (in each case, except for de minimus amounts), have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

     SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

(d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

     SECTION 3.16. Year 2000. The Borrower and its Subsidiaries have (a) reviewed the areas within their businesses and operations which could be materially adversely affected by failure to become "Year 2000 Compliant" (i.e., that computer applications, imbedded microchips and other systems used by the Borrower or any of its Subsidiaries, or any of their material vendors, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timetable to become Year 2000 Compliant in a timely manner, and (c) committed adequate resources to support the Year 2000 plan of the Borrower and its Subsidiaries. Based upon such review, the Borrower reasonably believes that the Borrower and its Subsidiaries have become "Year 2000 Compliant" except to the extent that failure to do so will not have a Material Adverse Effect.

     SECTION 3.17. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, the Pledge Agreement shall constitute a perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral.

     (b) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (to the extent that a Lien or a security interest in such Collateral may be perfected by filing financing statements pursuant to the Uniform Commercial Code as in effect in any applicable jurisdiction), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by the Security Agreement.

     (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) to the extent that a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by the Security Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

     (d) Each Mortgage, if any, is effective under applicable law to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the offices specified on
Schedule 3.18(d), such Mortgage shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof.

                                   ARTICLE IV

                                   Conditions

     SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this

  Agreement) that such party has signed a counterpart of this Agreement.

     (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Schulte, Roth & Zabel LLP, counsel for the Loan Parties, substantially in the form of Exhibit B-1, and (ii) counsel to the Loan Parties (who shall be reasonably satisfactory to the Administrative Agent) in the States of Florida and Texas, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

     (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 6.02 or have been released.

     (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

     (h) The Lenders shall have received, and shall be satisfied with the results of, an environmental report prepared by Malcolm Pirnie Inc. with respect to any Environmental Liabilities that may be attributable to such properties or operations as have been specified by the Administrative Agent for review.

     (i) Either (i) the Borrower shall have received not less than $100,000,000 in Net Proceeds from the issuance of the Senior Notes and, after giving effect to the Transactions, the Excess Availability as of the Effective Date is not less than $10,000,000, or (ii) if the Senior Notes are not issued on or prior to the Effective Date, Holdings shall have received gross cash proceeds of not less than $35,500,000 from the Equity Financing and shall have contributed all such cash proceeds to the Borrower as a common equity capital contribution.

     (j) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Acquisition and the other Transactions (except as set forth on Schedule 3.03) shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Acquisition shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Stock Purchase Agreement and applicable law, without any amendment to or waiver of any material terms or conditions of the Stock Purchase Agreement not approved by the Required Lenders. The Administrative Agent shall have received a copy of the Stock Purchase Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct copies thereof.

     (k) The Lenders shall have received (i) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower for the 1997 and 1998 fiscal years and of the Company for the 1996, 1997 and 1998 fiscal years and (ii) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower and the Company for (A) each subsequent fiscal quarter ended before the Effective Date and (B) each fiscal month after the most recent fiscal quarter for which financial statements were received by the Lenders as described above and that ended before the Effective Date, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

     (l) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as of June 30, 1999, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders (it being understood that the information described above which is contained in the offering memorandum with respect to the Senior Notes is satisfactory). After giving effect to the Transactions, neither Holdings, the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents,
(ii) the Senior Notes, (iii) the Existing Preferred Stock and (iv) the Indebtedness described on Schedule 6.01. The terms and conditions of all Indebtedness to remain outstanding after the Effective Date (including but not limited to terms and conditions relating to interest rate, fees, amortization, maturity, redemption, subordination, covenants, events of default and remedies) shall be satisfactory in all material respects to the Lenders. The aggregate amount of fees and expenses (including underwriting discounts and commissions) payable or otherwise borne by Holdings, the Borrower and its Subsidiaries in connection with the Transactions (exclusive of any fees and expenses attributable to the issuance of the Senior Notes) that are paid or accrued on or prior to the Effective Date shall not exceed $8,500,000.

     (m) The Lenders shall have received management's consolidated financial projections for the Borrower and its Subsidiaries for the period of eight years following the Effective Date (including for each of the four fiscal quarters following the Effective Date), which projections shall reflect the Transactions and include the written assumptions upon which such projections are based, and such projections shall be reasonably satisfactory in all respects to the Administrative Agent, including with respect to the ability of the Borrower and its Subsidiaries to achieve such projections and with respect to any cost savings projected for the Borrower and its Subsidiaries therein.

     (n) The Lenders shall be reasonably satisfied in all respects with the tax position and the contingent tax and other liabilities of, and with any tax sharing agreements among, Holdings, the Borrower and its Subsidiaries after giving effect to the Transactions.

     (o) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, certifying as to the solvency of the Loan Parties, and such certificate shall be reasonably satisfactory to the Administrative Agent.

     (p) If the Senior Notes are issued on or prior to the Effective Date, the Administrative Agent shall have received a completed Borrowing Base Certificate dated the Effective Date and signed by a Financial Officer of the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on September 15, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

     (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct as of such earlier date.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

     (c) In the case of any Revolving Borrowing, at the time of and immediately after giving effect to such Borrowing, (i) the aggregate principal amount of Revolving Acquisition Loans outstanding shall not exceed $80,000,000 (or, on and after the Transition Date, $50,000,000), (ii) the aggregate principal amount of Revolving Working Capital Loans outstanding shall not exceed $20,000,000 (or, on and after the Transition Date, $25,000,000) and (iii) if such Borrowing is being made on or after the Transition Date, the Borrower shall be in compliance with its obligation to deliver Borrowing Base Certificates hereunder and the total Revolving Exposures shall not exceed the Borrowing Base then in effect.

Each Borrowing, each issuance of a Letter of Credit and each amendment, renewal or extension of a Letter of Credit that increases the stated amount or extends the expiry date of such Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and, with respect to Sections 5.01(a), (b), (g) and (h), 5.02, 5.04, 5.05, 5.09, 5.10 and 5.13,
Holdings covenants and agrees with the Lenders that:

     SECTION 5.01. Financial Statements and Other Information. Each of Holdings (but only with respect to the next succeeding clauses (a), (b), (g) and (h)) and the

Borrower will furnish to the Administrative Agent and each Lender:

     (a) within 90 days (or, in the case of the fiscal year ending December 31, 1999, 105 days) after the end of each fiscal year of Holdings or the Borrower, respectively, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case (commencing with the fiscal year ending December 31, 2000) in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings or the Borrower, respectively, its unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case (commencing with the fiscal quarter ending March 31, 2000) in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) in the case of the Borrower, within 90 days after the end of each fiscal year of each material Foreign Subsidiary, such Foreign Subsidiary's audited (or, if audited statements are not available, unaudited) balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case (commencing with the fiscal year ending December 31, 2000) in comparative form the figures for the previous fiscal year, (i) reported on, in the case of audited statements, by independent public accountants of recognized standing or (ii) certified by, in the case of unaudited financial statements, one of its Financial Officers, in either case to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of such Foreign Subsidiary in accordance with generally accepted accounting principles in such entity's jurisdiction of organization.

     (d) in the case of the Borrower, concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and, prior to the issuance of the Senior Notes, 6.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in
  Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (e) in the case of the Borrower, concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (f) in the case of the Borrower, at least 30 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

     (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (i) filed by Holdings, the Borrower or any Subsidiary with the

  Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or (ii) distributed by Holdings to its stockholders generally, as the case may be;

     (h) on the Transition Date, and within 15 days after the end of each month ending after the Transition Date, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such month, signed on behalf of the Borrower by a Financial Officer and accompanied by the reports and supporting information contemplated thereby; and

     (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice after obtaining knowledge of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against Holdings, the Borrower or any Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

     (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

     SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names necessary for the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any asset sale permitted by Section 6.05.

     SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, pay its material Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     SECTION 5.07. Insurance. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) in the case of the Borrower, all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

     SECTION 5.08. Casualty and Condemnation. (a) The Borrower (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

     SECTION 5.09. Books and Records; Inspection and Audit Rights. (a) Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in accordance with GAAP and applicable law. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (other than materials and affairs protected by the attorney-client privilege and materials which Holdings, the Borrower or any of its Subsidiaries may not disclose without violation of confidentiality obligations binding upon
it), all at such reasonable times and as often as reasonably requested to the extent such request does not interfere in any material respect with the business and operation of the Borrower and its Subsidiaries.

     (b) Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent and any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and audits of the computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested; provided that, unless a Default has occurred and is continuing, such evaluations and audits shall not be conducted on more than two occasions in any calendar year. In addition, Holdings and the Borrower will, and will cause each of the Subsidiaries to, permit the Administrative Agent and such representatives to conduct appraisals of the assets constituting Eligible Equipment, all at such reasonable times and as often as reasonably requested; provided that (i) it is understood that such an appraisal will be conducted at least once during each calendar year, (ii) unless a Default has occurred and is continuing or a Permitted Acquisition has occurred involving consideration in excess of $5,000,000, such appraisals shall not be conducted more than once in any calendar year. The Borrower shall pay the reasonable fees and expenses of the Administrative Agent and any representatives retained by the Administrative Agent to conduct any such evaluation, audit or appraisal.

     SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans and the Equity Financing (or, if the Senior Notes are issued on or prior to the Effective Date, the proceeds of the Senior Notes), together with up to $46,600,000 of proceeds of Revolving Loans, will be used only for (a) the payment of amounts payable under the Stock Purchase Agreement as consideration for the Acquisition, (b) the payment of fees and expenses payable in connection with the Transactions, (c) the repayment of all amounts outstanding under the Existing Credit Agreement on the Effective Date and (d) the repayment of all Indebtedness of the Company outstanding on the Effective Date. Except as provided in the preceding sentence, the proceeds of the Revolving Loans will be used only for (i) the payment of cash consideration for Permitted Acquisitions and fees and expenses associated therewith, in the case of Revolving Acquisition Loans, and (ii) working capital purposes, in the case of Revolving Working Capital Loans. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

     SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, within ten Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

     SECTION 5.13. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

     (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement or the Pledge Agreement that become subject to the Lien of the Security Agreement or the Pledge Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if reasonably requested in writing by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties; provided that the Borrower and the Subsidiary Loan Parties shall not be required to grant a Mortgage on real properties and improvements thereto with an aggregate fair market value less than $1,000,000.

     SECTION 5.14. Interest Rate Protection. Within nine months after the Effective Date, the Borrower will (as necessary) enter into, and thereafter for a period of not less than three years after the Effective Date will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, such that the interest cost to the Borrower with respect to at least 50% of the total Long-Term Indebtedness of the Borrower and the Subsidiaries will be hedged or capped by such interest rate protection agreements or bear interest at a fixed rate.

                                   ARTICLE VI

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and, with respect to Sections 6.01(b) and (c), 6.02(b), 6.03(a) and (c), 6.06, 6.09, 6.10 and 6.11, Holdings covenants and agrees with the Lenders that:

     SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

     (i) Indebtedness created under the Loan Documents;

     (ii) the Senior Notes; provided, that (A) the terms and conditions of the Senior Notes and the provisions of the Senior Notes Documents shall be reasonably satisfactory to the Required Lenders and (B) if the Senior Notes are not issued on or prior to the Effective Date, the issuance thereof shall be subject to the condition that, after giving effect to the issuance of the Senior Notes and application of the proceeds thereof, the Excess Availability shall not be less than $10,000,000;

     (iii) Indebtedness existing on the date hereof and set forth in Schedule
  6.01 and extensions, renewals, replacements, refinancings or refundings of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

     (iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

     (v) Guarantees by the Borrower of the Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to
  Section 6.04;

     (vi) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction, maintenance or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided further that the aggregate principal amount of Indebtedness permitted by this clause (vi), including Indebtedness referred to in clause (xiv) below incurred to extend, renew, replace, refinance or refund Indebtedness permitted by this clause, shall not exceed $10,000,000 at any time outstanding;

     (vii) Indebtedness of any Person that becomes a Subsidiary after the date hereof, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii), including Indebtedness referred to in clause (xiv) below incurred to extend, renew, replace, refinance or refund Indebtedness permitted by this clause, shall not exceed $15,000,000 at any time outstanding;

     (viii) unsecured subordinated Indebtedness of the Borrower ("Permitted Subordinated Indebtedness"), provided that (A) such Permitted Subordinated Indebtedness shall not have any principal payments due on a date that is earlier than six months after the Revolving Maturity Date, (B) such Permitted Subordinated Indebtedness shall have terms (including covenants, events of default and redemption provisions, but excluding price, maturity, interest rate and redemption premiums) reasonably satisfactory to the Required Lenders,
  (C) such Permitted Subordinated Indebtedness bears interest at a fixed rate, which rate shall be, in the good faith judgment of the Borrower's board of directors, consistent with the market at the time of issuance for similar Indebtedness, (D) the subordination provisions of such Permitted Subordinated Indebtedness shall be reasonably satisfactory to the Required Lenders, (E) (1) the Borrower shall be in compliance, on a pro forma basis, with Sections 6.12,
  6.13 and 6.14 of this Agreement, which shall be recomputed as of the last day of the most recently ended fiscal quarter (for which financial information has been delivered pursuant to Section 5.01 of this Agreement) of the Borrower as if all such incurrences made or to be made in reliance on this clause (viii) had occurred on the first day of each relevant period for testing such compliance and (2) on or prior to the date of each such incurrence, the Borrower shall deliver a certificate signed by a Financial Officer confirming compliance with subclause (E)(1), and (F) on the date that such Permitted Subordinated Indebtedness is incurred and immediately after giving effect thereto, no Default shall have occurred and be continuing;

     (ix) obligations on account of non-current accounts payable which the Borrower or any Subsidiary is contesting in good faith and by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP;

     (x) fees and any deferred portion thereof owed to Castle Harlan under the Management Agreement;

     (xi) the escrow arrangements as described in Section 7(c) of the Stock Purchase Agreement;

     (xii) Indebtedness of any Foreign Subsidiary incurred to finance working capital, in an aggregate principal amount at any time outstanding not exceeding (A) the sum of 75% of the Accounts and 50% of the net book value of machinery and equipment of the Foreign Subsidiary that is the borrower in respect of such Indebtedness and (B) $15,000,000 in the aggregate for all Foreign Subsidiaries;

     (xiii) other unsecured Indebtedness of the Borrower and the Subsidiary Loan Parties in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; and

     (xiv) extensions, renewals, replacements, refinancings and refundings of any Indebtedness incurred under clause (vi) or (vii) above that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof.

     (b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents, (ii) Indebtedness issued in accordance with the express terms of the definition of the term "Equity Financing" and only to the extent that the gross cash proceeds of such issuance are contributed by Holdings to the Borrower as equity and (iii) Holdings Subordinated Debt issued to Persons included in the CH Group to finance a Specified Investment to the extent that the Net Proceeds of such issuance are contributed by Holdings to the Borrower as common equity substantially contemporaneously with the consummation of such Specified Investment.

     (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests other than, in the case of Holdings, the Existing Preferred Stock and Permitted Preferred Stock.

     SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (i) Liens created under the Loan Documents;

     (ii) Permitted Encumbrances;

     (iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
  (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (A) such Liens secure Indebtedness (including Capital Lease Obligations) permitted by clause (vi) of
  Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

     (vi) the escrow arrangements as described in Section 7(c) of the Stock Purchase Agreement; and

     (vii) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under clause (xii) of Section 6.01(a).

     (b) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Pledge Agreement and Permitted Encumbrances.

     SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that any such merger involving a Person that is not a wholly owned Subsidiary (other than directors qualifying shares) immediately prior to such merger shall not be permitted unless also permitted by Sections 6.04 and 6.08.

     (b) The Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related, ancillary or complementary thereto.

     (c) Holdings will not engage in any business or activity other than (i) the ownership of outstanding shares of capital stock of the Borrower and activities incidental thereto, (ii) the maintenance of its corporate existence and compliance with applicable law, (iii) accounting, legal, public relations, investor relations, financial or management activities (including the employment of agents, accountants, consultants, bankers, advisors or other professionals in connection with any of the foregoing activities) and (iv) the performance of any other activity (other than conducting business or operations) customarily performed by a holding company. Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, liabilities resulting from any issuance of Holdings Subordinated Debt permitted by Section 6.01(b) and other liabilities incidental to its existence and permitted business and activities).

     SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any other investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

     (a) the Acquisition;

     (b) Permitted Investments;

     (c) investments existing on the date hereof and set forth on Schedule 6.04;

     (d) investments by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to in the definition of the "Collateral and Guarantee Requirement"),
  (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan

  Parties to, and Guarantees by Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties (excluding all such investments, loans, advances and Guarantees existing on the Effective Date and excluding consideration for Permitted Acquisitions) shall not exceed, at any time outstanding, the sum of $10,000,000 plus the amount of Specified Investments applied to make investments in Foreign Subsidiaries, and (iii) to the maximum extent practicable, investments by Loan Parties in Foreign Subsidiaries shall be made as loans or advances in compliance with clause (e) below rather than as Equity Investments;

     (e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the aggregate amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

     (f) Guarantees constituting Indebtedness permitted by Section 6.01(a) and Guarantees by the Borrower or any Subsidiary of obligations (other than Indebtedness) of any Subsidiary, provided that (i) a Subsidiary shall not Guarantee the Senior Notes or any Permitted Subordinated Indebtedness unless
  (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (B) such Guarantee of any Permitted Subordinated Indebtedness is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Permitted Subordinated Indebtedness and (C) such Guarantee of the Senior Notes or any Permitted Subordinated Indebtedness provides for the release and termination thereof, without action by any party, upon any sale or disposition that results in the applicable Subsidiary ceasing to be a Subsidiary, and (ii) the aggregate principal amount of Indebtedness and other obligations of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above;

     (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, and the satisfaction or enforcement thereof, in each case in the ordinary course of business;

     (h) Permitted Acquisitions; provided that (i) the consideration for each Permitted Acquisition shall consist solely of cash, Earnouts, shares of common stock of Holdings (and, to the extent permitted by clause (d) of Section 6.05, common stock of the Borrower), the assumption of Indebtedness of the acquired Person or encumbering the acquired assets or a combination thereof, (ii) the sum of all Indebtedness so assumed or otherwise resulting from Permitted Acquisitions plus the cash consideration paid in connection with Permitted Acquisitions shall not exceed (A) for any Permitted Acquisition, the sum of $50,000,000 plus the amount of any Specified Investment applied to pay such consideration and (B) for all Permitted Acquisitions involving assets located outside the United States of America or Equity Interests of entities organized outside the United States of America, on a cumulative basis during the term of this Agreement, the sum of $50,000,000 plus the amount of Specified Investments applied to pay such consideration, and (iii) in the case of any Permitted Acquisition consummated after the Transition Date, at the time of such Permitted Acquisition and after giving effect to any Revolving Borrowings made in connection therewith, the Excess Availability shall not be less than $10,000,000;

     (i) investments consisting of trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, and all letters of credit and other instruments securing the same;

     (j) investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 6.05;

     (k) investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses and payroll advances, each in the ordinary course of business, and not to exceed $500,000 in the aggregate at any time outstanding;

     (l) investments constituting Capital Expenditures to the extent permitted by Section 6.15;

     (m) investments consisting of Hedging Agreements entered into by the Borrower or any of its Subsidiaries to the extent permitted by Section 6.07 hereof;

     (n) investments consisting of acceptance and endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business; and

     (o) investments by the Borrower or any Subsidiary Loan Party in joint ventures or other Persons that are not Subsidiaries; provided that the aggregate amount of all such investments shall not exceed the sum of $5,000,000 plus the amount of Specified Investments applied to make any such investments.

     SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower issue or permit any of the Subsidiaries to issue any additional Equity Interest in the Borrower or such Subsidiary, except:

     (a) sales of inventory, used or surplus equipment and Permitted Investments, and leases of surplus equipment, in each case in the ordinary course of business;

     (b) sales, transfers and dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09; and

     (c) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $1,000,000 during any fiscal year of the Borrower or $5,000,000 in the aggregate during the term of this Agreement;

     (d) after the Transition Date, the issuance by the Borrower of shares of its common stock as consideration in connection with Permitted Acquisitions; provided that, after giving effect thereto, Holdings shall continue to own and control, beneficially and of record, at least 80% of the outstanding shares of common stock of the Borrower;

     (e) any issuance by the Borrower of shares of its common stock to Holdings and any issuance by any Subsidiary of Equity Interests to the Borrower or to any other Subsidiary; provided that any such issuance of Equity Interests in a Subsidiary Loan Party shall be made to the Borrower or another Subsidiary Loan Party;

     (f) sales contemplated by and permitted under Section 6.06;

     (g) leases of assets by the Borrower or any Subsidiary Loan Party to the Borrower or any Subsidiary Loan Party; provided that any such lease shall be expressly subject and subordinate to the Liens on such assets granted under the Security Documents; and

     (h) leases of assets by any Foreign Subsidiary to any other Foreign Subsidiary;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b), (d), (e), (g) and (h) above and clause (f) above (but only to the extent such clause (f) relates to clauses
(b) and (c) of Section 6.06)) shall be made for fair value and for at least 80% cash consideration.

     SECTION 6.06. Sale and Leaseback Transactions. Neither Holdings nor the Borrower will, nor will the Borrower permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for the same or a substantially similar purpose or purposes as the property sold or transferred, except, solely in the case of the Borrower or any Subsidiary, (a) any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset, (b) any such sale and leaseback transaction between or among any of the Borrower and the Subsidiary Loan Parties and (c) any such sale and leaseback transaction between or among Subsidiaries that are not Subsidiary Loan Parties.

     SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than
(a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

     SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, and the Borrower will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may make Restricted Payments ratably with respect to their capital stock, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and the Subsidiaries or to Holdings in such amounts and at such times as shall be necessary to permit Holdings to purchase or otherwise redeem or acquire capital stock of Holdings issued to management or employees of the Borrower and the Subsidiaries, provided that the aggregate amount of Restricted Payments made by the Borrower pursuant to this clause (iii) after the Effective Date shall not at any time exceed $1,000,000 plus the aggregate amount of Net Proceeds theretofore received by the Borrower after the Effective Date that are attributable to the issuance by Holdings of shares of its common stock to management or employees of the Borrower and the Subsidiaries pursuant to transactions that do not constitute Prepayment Events, (iv) the Borrower may pay dividends to Holdings at such times and in such amounts, not exceeding $1,500,000 during any fiscal year, as shall be necessary to permit Holdings to pay customary administrative expenses incurred in the ordinary course of business, (v) the Borrower may make Restricted Payments to Holdings to enable Holdings to pay, or the Borrower may pay directly to Castle Harlan, management fees pursuant to the Management Agreement in an aggregate amount not to exceed
(A) $625,000 during the year ending December 31, 1999, (B) $1,250,000 during each fiscal year of the Borrower ending during the period commencing on January 1, 2000, and ending December 31, 2002, and (C) $2,000,000 during each fiscal year of the Borrower thereafter and (vi) if the Transition Date occurs after the Effective Date and prior to the nine month anniversary of the Effective Date and all outstanding Term Loans have been repaid in full, the Borrower may make Restricted Payments to Holdings, in an aggregate amount not to exceed the lesser of (A) the amount of the Equity Financing and (B) the amount of the Net Proceeds of the issuance of the Senior Notes less the amount of Term Loans outstanding immediately prior to such issuance, to enable Holdings to repay the Equity Financing to CHP III and its Affiliates; provided, however, that any Restricted Payment otherwise permitted by this Section 6.08(a) shall not be permitted if at the time thereof and after giving effect thereto a Default shall have occurred and be continuing.

     (b) The Borrower will not, and the Borrower will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

     (i) payment of Indebtedness created under the Loan Documents;

     (ii) payment of regularly scheduled interest, principal payments and fees as and when due in respect of any Indebtedness, other than payments in respect of any subordinated Indebtedness prohibited by the subordination provisions thereof;

     (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

     (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (v) the repayment of all amounts outstanding under the Existing Credit Agreement and the repayment of all Indebtedness of the Company outstanding on the Effective Date; and

     (vi) after the Transition Date, other repayments of Indebtedness (other than the Senior Notes and any Permitted Subordinated Indebtedness) if at the time of any such repayment no Revolving Acquisition Loans are outstanding, provided that the Borrower and the Subsidiaries may repay Indebtedness (other than the Senior Notes and any Permitted Subordinated Indebtedness) in accordance with this clause (vi) in an aggregate principal amount not exceeding $5,000,000 during the term of this Agreement without regard to the foregoing requirement that Revolving Acquisition Loans not be outstanding.

     SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) payments to Castle Harlan and its Affiliates in respect of reasonable professional investment banking fees and expenses and reasonable finders' fees upon terms no less favorable than Holdings, the Borrower or any Subsidiary could obtain from a nationally recognized investment banking firm for a comparable transaction, (c) loans, advances and other investments made by the Borrower and Subsidiary Loan Parties in or to Subsidiaries that are not Loan Parties, provided that such loans, advances and other investments are made in compliance with the other provisions of this Agreement, (d) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (e) transactions between or among Subsidiaries that are not Loan Parties not involving any other Affiliate, (f) Holdings or the Borrower may pay management fees to Castle Harlan as provided in clause (v) of Section 6.08(a), (g) Holdings may pay dividends to stockholders of Holdings who are Affiliates of Holdings, (h) any Restricted Payment permitted by Section 6.08, (i) performance of the agreements identified in Schedule 6.09 in accordance with their respective terms, (j) the issuance by Holdings of options, warrants and similar rights in respect of shares of its capital stock, (k) employment agreements entered into with management of the Borrower or any Subsidiary on terms and conditions no less favorable to the Loan Parties than could be obtained with a management employee that is not an Affiliate and (l) customary tax sharing agreements among the Borrower and the Subsidiaries.

     SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests owned by the Borrower or any other Subsidiary or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, Senior Notes Document or Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule
6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale or disposition of a Subsidiary pending such sale or disposition, provided such restrictions and conditions apply only to the Subsidiary that is to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, (vi) clause (a) of the foregoing shall not apply to restrictions or conditions that permit Liens securing the Obligations, (vii) clause (b) of the foregoing shall not apply to restrictions or conditions imposed on any Foreign Subsidiary pursuant to (A) any agreement relating to Indebtedness of such Foreign Subsidiary permitted by clause (vii) of Section 6.01(a), provided that such restrictions or conditions apply only to the Foreign Subsidiaries acquired pursuant to the Permitted Acquisition resulting in such Indebtedness, or (B) any agreement relating to Indebtedness of such Foreign Subsidiary permitted by clause (xii) of Section 6.01(a), provided that such restrictions and conditions are limited to financial covenants that, at the time such agreement is entered into, either (x) are not reasonably anticipated to prevent such Subsidiary from paying dividends to the extent of its net income or
(y) are not reasonably anticipated to prevent such Subsidiary from making loans or advances to the Borrower.

     SECTION 6.11. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Senior Notes Document, Subordinated Debt Document or Holdings Subordinated Debt Document, (b) its certificate of incorporation, by-laws or other organizational documents, (c) the Management Agreement or (d) any agreement listed on Schedule 6.09; provided that the foregoing shall not prohibit amendments, modifications or waivers that, in the aggregate, are not adverse in any material respect to the interests of the Lenders, as determined by the Administrative Agent.

     SECTION 6.12. Interest Expense Coverage Ratio. (a) Unless and until the Senior Notes have been issued, the Borrower will not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

         Period                                              Ratio
         ------                                              -----

September 30, 1999 through
September 29, 2000                                         2.5 to 1.0

September 30, 2000 through
September 29, 2001                                        2.75 to 1.0

September 30, 2001 through
September 29, 2002                                         3.0 to 1.0

September 30, 2002 through
September 29, 2003                                        3.25 to 1.0

September 30, 2003
and thereafter                                             3.5 to 1.0

     (b) Following the issuance of the Senior Notes, the Borrower will not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

         Period                                              Ratio
         ------                                              -----

September 30, 1999 through
September 29, 2001                                         1.5 to 1.0

September 30, 2001 through
September 29, 2002                                        1.65 to 1.0

September 30, 2002 through
September 29, 2003                                        1.85 to 1.0

September 30, 2003 through
September 29, 2004                                         2.0 to 1.0

September 30, 2004 through
September 29, 2005                                        2.25 to 1.0

September 30, 2005
and thereafter                                             2.5 to 1.0

     (c) For purposes of determining compliance with paragraphs (a) and (b) of this Section, (i) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters ended September 30, 1999, shall be deemed to be equal to the product of Consolidated Cash Interest Expense for the fiscal quarter then ended multiplied by four, (ii) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters ended December 31, 1999, shall be deemed to be equal to the product of Consolidated Cash Interest Expense for the period of two consecutive fiscal quarters then ended multiplied by two and (iii) Consolidated Cash Interest Expense for the period of four consecutive fiscal quarters ended March 31, 2000, shall be deemed to be equal to the product of Consolidated Cash Interest Expense for the period of three consecutive fiscal quarters then ended multiplied by four-thirds. In addition, for purposes of determining compliance with paragraphs (a) and (b) of this Section, as well as for purposes of determining the Leverage Ratio and the Senior Leverage Ratio, Consolidated EBITDA shall be deemed to be equal to (i) $7,600,000 for the fiscal quarter ended December 31, 1998, (ii) $6,100,000 for the fiscal quarter ended March 31, 1999 and (iii) $6,900,000 for the fiscal quarter ended June 30, 1999.

     SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

         Period                                              Ratio
         ------                                              -----

September 30, 1999 through
September 29, 2001                                        5.25 to 1.0

September 30, 2001 through
September 29, 2002                                         5.0 to 1.0

September 30, 2002 through
September 29, 2003                                        4.75 to 1.0

September 30, 2003
and thereafter                                             4.5 to 1.0

     SECTION 6.14. Senior Leverage Ratio. Unless and until the Senior Notes have been issued, the Borrower will not permit the Senior Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth below opposite such period:

         Period                                              Ratio
         ------                                              -----

September 30, 1999 through
September 29, 2000                                        4.25 to 1.0

September 30, 2000 through
September 29, 2001                                         4.0 to 1.0

September 30, 2001
and thereafter                                            3.75 to 1.0

     SECTION 6.15. Capital Expenditures. The Borrower and its Subsidiaries shall not incur or make Capital Expenditures exceeding in the aggregate (a) $6,500,000 during the period from the Effective Date through December 31, 1999, (b) $10,000,000 during the fiscal year ending December 31, 2000, (c) $12,500,000 during each of the fiscal years ending December 31, 2001 and December 31, 2002, and (d) $15,000,000 during any fiscal year ending thereafter; provided that if during any fiscal year ending on or after December 31, 2000, the amount of Capital Expenditures made during such fiscal year is less than the amount permitted under this Section for such fiscal year (disregarding any amount permitted by reason of this proviso), then the amount of Capital Expenditures permitted in the next succeeding fiscal year shall be increased by the unutilized amount.

                                   ARTICLE VII

                                Events of Default

     If any of the following events ("Events of Default") shall occur:

     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

     (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.11 or in Article VI;

     (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

     (f) Holdings, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) Holdings, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) Holdings, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount (excluding amounts covered by insurance from financially sound insurance companies that have acknowledged liability in respect thereof) in excess of $1,000,000 shall be rendered against Holdings, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or a judgment creditor shall attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000;

     (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

     (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice in writing to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any of and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

     SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to Holdings:

         c/o Castle Harlan, Inc.
         150 East 58th Street
         New York, New York 10155
         Attention: Leonard M. Harlan
         Fax: 212-207-8042
         Tel: 212-644-8600
     with a copy to:

         Schulte Roth & Zabel LLP
         900 Third Avenue
         New York, New York 10022
         Attention: Marc Weingarten, Esq.
         Fax: 212-593-5955
         Tel: 212-756-2000

     (b) if to the Borrower:

         (prior to August 15, 1999)

         4255 Amon Carter Boulevard, MD 4237
         Fort Worth Texas 76155
         Attention: Peter A. Pappas
         Fax: 817-963-4847
         Tel: 817-963-1519

         (on and after August 15, 1999)

         1001 West Euless Boulevard
         Suite 320
         Euless, Texas 76040
         Attention: Peter A. Pappas
         Fax: (to be provided)
         Tel: (to be provided)

     with copies to:

         Holdings:

         c/o Castle Harlan, Inc.
         150 East 58th Street
         New York, New York 10155
         Attention: Leonard M. Harlan
         Fax: 212-207-8042
         Tel: 212-644-8600

         and

         Schulte Roth & Zabel LLP
         900 Third Avenue
         New York, New York 10022
         Attention: Marc Weingarten, Esq.
         Fax: 212-593-5955
         Tel: 212-756-2000

     (c) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Jesus Sang (Telecopy No. (212) 552-5650), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Matthew Massie (Telecopy No. (212) 270-5100);

     (d) if to the Issuing Bank, to it at Chase Manhattan Bank Delaware, 1201 Market Street, 8th Floor, Wilmington, Delaware 19801, Attention of Michael Handago, Letter of Credit Department (Telecopy No. (302)348-3390); and

     (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the maturity of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such scheduled payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender,
(viii) change any of the provisions of the definition of "Borrowing Base" (or any component definition utilized in determining the Borrowing Base) in a manner that adversely affects the interests of the Revolving Lenders, or amend or waive compliance with the requirements of Section 2.10(b) or clause (iii) of Section 4.02(c), without the written consent of Revolving Lenders having Revolving Commitments representing in the aggregate more than 66-2/3% of the total Revolving Commitments at the time, or (ix) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, and provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders), or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Holdings, the Borrower, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, the Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

     SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and the Syndication Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel and any local or foreign counsel for the Administrative Agent and the Syndication Agent, in connection with the syndication of the credit facilities provided for herein and the preparation of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and the Syndication Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Syndication Agent, in connection with the administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iv) all out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Syndication Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The Borrower shall indemnify the Administrative Agent, the Syndication Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes that are covered by or excluded from Section 2.16), including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence, Release or threatened Release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any Related Parties of such Indemnitee.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Syndication Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Syndication Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Syndication Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

     (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the

Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate or (in the case of a Term Lender) an Approved Fund of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate or (in the case of a Term Lender) an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this

Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Notwithstanding anything to the contrary in any Loan Document, the Borrower shall not be liable for any Other Taxes, and the applicable Lender and its assignee shall indemnify and hold the Borrower harmless from any Other Taxes, imposed on or with respect to any assignment made by any Lender.

     (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

     SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

     (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Syndication Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, (g) with the consent of the Borrower or
(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Syndication Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, the term "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business (including such information contained in the Information Memorandum), other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    WFS HOLDINGS, INC.,

                                       by
                                           /s/ Marcel Fournier
                                           -------------------------------------
                                           Name: Marcel Fournier
                                           Title: President


                                    WORLDWIDE FLIGHT SERVICES, INC.,

                                       by
                                           /s/ Peter A. Pappas
                                           -------------------------------------
                                           Name: Peter A. Pappas
                                           Title:


                                    THE CHASE MANHATTAN BANK,
                                    individually and as
                                    Administrative Agent,

                                       by
                                           /s/   Bruce Borden
                                           -------------------------------------
                                           Name: Bruce Borden
                                           Title: Vice President


                                    DLJ CAPITAL FUNDING, INC.,
                                    individually and as
                                    Syndication Agent,

                                       by
                                           /s/   Richard Beardoin
                                           -------------------------------------
                                           Name: Richard Beardoin
                                           Title: Senior Vice
                                                  President